CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 25, 2020, relating to the financial statements and financial highlights of VictoryShares US 500 Volatility Wtd ETF, VictoryShares US Small Cap Volatility Wtd ETF, VictoryShares International Volatility Wtd ETF, VictoryShares Emerging Market Volatility Wtd ETF, VictoryShares US Large Cap High Div Volatility Wtd ETF, VictoryShares US Small Cap High Div Volatility Wtd ETF, VictoryShares International High Div Volatility Wtd ETF, VictoryShares Emerging Market High Div Volatility Wtd ETF, VictoryShares Dividend Accelerator ETF, VictoryShares US Multi-Factor Minimum Volatility ETF, VictoryShares US 500 Enhanced Volatility Wtd ETF, VictoryShares US EQ Income Enhanced Volatility Wtd ETF, VictoryShares US Discovery Enhanced Volatility Wtd ETF and VictoryShares Developed Enhanced Volatility Wtd ETF (the “Funds”), each a series of Victory Portfolios II, for the year ended June 30, 2020, and to the references to our firm under the headings “Financial Highlights” in the Prospectus for the Funds and “Independent Registered Public Accounting Firm” in the Statement of Additional Information for the Funds and for the VictoryShares Global Multi-Factor Minimum Volatility ETF, VictoryShares International Multi-Factor Minimum Volatlity ETF and VictoryShares Nasdaq Next 50 ETF.

/s/ Cohen & Company Ltd.

Cohen & Company, Ltd.

Cleveland, Ohio

October 28, 2020